FINANCIAL INSTITUTIONS, INC.

as Issuer

and

WILMINGTON TRUST, NATIONAL ASSOCIATION

as Trustee

FIRST SUPPLEMENTAL INDENTURE

Dated as of April 15, 2015 to

SUBORDINATED DEBT INDENTURE

Dated as of April 15, 2015

6.00% Fixed to Floating Rate Subordinated Notes due April 15, 2030

THIS FIRST SUPPLEMENTAL INDENTURE (this “First Supplemental Indenture”), dated as of April 15, 2015, between FINANCIAL INSTITUTIONS, INC., a corporation duly organized and existing under the laws of the State of New York (the “Company”), and WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association duly organized and existing under the laws of the United States, as Trustee (the “Trustee”), under the Base Indenture (as hereinafter defined).

RECITALS

WHEREAS, the Company and the Trustee have heretofore executed and delivered the Subordinated Debt Indenture, dated as of April 15, 2015 (the “Base Indenture” and, as hereby supplemented and amended, the “Indenture”), providing for the establishment from time to time of Series of the Company’s subordinated unsecured debt securities, which may be notes, bonds, debentures or other evidences of indebtedness of the Company (hereinafter called the “Securities”) and the issuance from time to time of Securities under the Indenture;

WHEREAS, Section 9.01(4) of the Base Indenture provides that the Company and the Trustee may enter into an indenture supplemental to the Base Indenture to establish a Series of Securities thereunder and the form and terms, provisions and conditions of Securities of such Series of Securities as permitted by Section 2.01 and Section 3.01 of the Base Indenture;

WHEREAS, pursuant to Section 3.01 of the Base Indenture, the Company desires to establish a new Series of Securities under the Indenture to be known as its “6.00% Fixed to Floating Rate Subordinated Notes due April 15, 2030” (the “2030 Series”) and to establish and set forth the form and terms, provisions and conditions of the notes of the 2030 Series (the “Notes”), as provided in this First Supplemental Indenture and to provide for the initial issuance of Notes of the 2030 Series in the aggregate principal amount of $40,000,000; and

WHEREAS, the Company has requested that the Trustee execute and deliver this First Supplemental Indenture; and all requirements necessary to make (i) this First Supplemental Indenture a valid, binding and enforceable instrument in accordance with its terms, and (ii) the Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid, binding and enforceable obligations of the Company, have been satisfied; and the execution and delivery of this First Supplemental Indenture has been duly authorized in all respects.

NOW, THEREFORE, in consideration of the covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1
DEFINITIONS

Section 1.01 Relation to Base Indenture. This First Supplemental Indenture constitutes an integral part of the Base Indenture.

Section 1.02 Definition of Terms. For all purposes of this First Supplemental Indenture:

(a) Capitalized terms used herein without definition shall have the meanings set forth in the Base Indenture, provided that if the definition of a capitalized term defined in this First Supplemental Indenture conflicts with the definition of that capitalized term in the Base Indenture, the definition of that capitalized term in this First Supplemental Indenture shall control for purposes of this First Supplemental Indenture and the Notes;

(b) a term defined anywhere in this First Supplemental Indenture has the same meaning throughout;

(c) the singular includes the plural and vice versa;

(d) headings are for convenience of reference only and do not affect interpretation;

(e) unless otherwise specified or unless the context requires otherwise, (i) all references in this First Supplemental Indenture to Sections refer to the corresponding Sections of this First Supplemental Indenture and (ii) the terms “herein”, “hereof”, “hereunder” and any other word of similar import refer to this First Supplemental Indenture; and for purposes of this First Supplemental Indenture and the Notes, the following terms have the meanings given to them in this Section 1.02(f)

“Business Day” means any day other than (i) a Saturday, Sunday or other day on which banking institutions in New York or any applicable Place of Payment are authorized or obligated by law, regulation or executive order to close or (ii) a day on which the Corporate Trust Office of the Trustee is closed for business.

“DTC” shall have the meaning set forth in Section 2.03 hereof.

“Existing Company Subordinated Indebtedness” shall mean any indebtedness, obligation or liability existing as of the date hereof which, by its terms, is junior to, or ranks equally in right of payment with, the Notes.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System or any successor regulatory authority with jurisdiction over bank holding companies.

“Global Note” shall be a Global Security in the form annexed hereto as Exhibit A and have the meaning set forth in Section 2.04 hereof.

“Independent Bank Regulatory Counsel” means a law firm, a member of a law firm or an independent practitioner that is experienced in matters of federal bank holding company and banking regulatory law, including the laws, rules and the guidelines of the Federal Reserve Board relating to regulatory capital, and shall include any person who, under the standards of professional conduct then prevailing and applicable to such counsel, would not have a conflict of interest in representing the Company or the Trustee in connection with providing the legal opinion contemplated by the definition of the term “Tier 2 Capital Event.”

“Independent Tax Counsel” means a law firm, a member of a law firm or an independent practitioner that is experienced in matters of federal income taxation law, including the deductibility of interest payments made with respect to corporate debt instruments, and shall include any person who, under the standards of professional conduct then prevailing and applicable to such counsel, would not have a conflict of interest in representing the Company or the Trustee in connection with providing the legal opinion contemplated by the definition of the term “Tax Event.”

“Interest Payment Date” shall have the meaning set forth in Section 2.05(b) hereof.

“LIBOR” means the rate as published by Bloomberg at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits in the London interbank market with a three-month maturity. If such rate is not available at such time from such source for any reason, then the rate for that Interest Period will be determined by such alternate method as reasonably selected by the Company.

“Maturity Date” shall have the meaning set forth in Section 2.02 hereof.

“Regular Record Date” shall mean April 1 and October 1 (whether or not a Business Day) through April 1, 2025, and thereafter January 1, April 1, July 1 and October 1, as the case may be (whether or not a Business Day), next preceding such Interest Payment Date.

“Tax Event” shall mean the receipt by the Company of an opinion of Independent Tax Counsel to the effect that, as a result of:

(a) any amendment to or change (including any announced prospective amendment or change) in any law or treaty, or any regulation thereunder, of the United States or any of its political subdivisions or taxing authorities;

(b) any judicial decision, administrative action, official administrative pronouncement, ruling, regulatory procedure, regulation, notice or announcement, including any notice or announcement of intent to adopt or promulgate any ruling, regulatory procedure or regulation (any of the foregoing, an “administrative or judicial action”);

(c) any amendment to or change in any official position with respect to, or any interpretation of, an administrative or judicial action or a law or regulation of the United States that differs from the previously generally accepted position or interpretation; or

(d) a threatened challenge asserted in writing in connection with an audit of the Company’s federal income tax returns or positions or a similar audit of any of its Subsidiaries, or a publicly known threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the Notes, in each case, occurring or becoming publicly known on or after the first date on which any Notes are sold, there is more than an insubstantial increase in the risk that interest paid by the Company on the Notes is not, or, within 90 days of the date of such opinion, will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes.

“Tier 2 Capital Event” shall mean the receipt by the Company of an opinion of Independent Bank Regulatory Counsel to the effect that, as a result of:

(a) any amendment to, or change (including any announced prospective change) in, the laws or any regulations thereunder of the United States or any rules, guidelines or policies of an applicable regulatory authority for the Company; or

(b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations,

which amendment or change is effective or which pronouncement or decision is announced on or after the date of original issuance of the Notes, the Notes do not constitute, or within 90 days of the date of such opinion will not constitute, Tier 2 capital (or its then equivalent if the Company were subject to such capital requirement) for purposes of capital adequacy guidelines of the Federal Reserve Board, as then in effect and applicable to the Company.

The terms “Company,” “Trustee,” “Base Indenture,” and “Notes” shall have the respective meanings set forth in the recitals to this First Supplemental Indenture and the paragraph preceding such recitals.

ARTICLE 2
ESTABLISHMENT OF THE 2030 SERIES AND
GENERAL TERMS AND CONDITIONS OF THE NOTES

Section 2.01 Establishment of the Series of the Notes and Designation. There is hereby authorized and established a Series of Securities designated as the “6.00% Fixed to Floating Rate Subordinated Notes due April 15, 2030.” The Securities that are a part of such Series of Securities shall be in the form and have the terms, provisions and conditions as set forth in the Base Indenture, this First Supplemental Indenture and the Notes in the form attached hereto as Exhibit A.

Section 2.02 Maturity. The date upon which the entire principal amount of the Notes shall become due and payable, together with any accrued and unpaid interest then owing, which shall be the earlier of April 15, 2030 or the date on which principal becomes due as a result of an acceleration under Section 2.07 of this First Supplemental Indenture (the “Maturity Date”).

Section 2.03 Form, Payment and Appointment. Except as provided in the eighth paragraph of Section 3.05 of the Base Indenture, the Notes will be issued only in book-entry form, will be represented by one or more Global Notes (as defined below) registered in the name of or held by The Depository Trust Company (and any successor thereto) (“DTC”) or its nominee. Principal or the Redemption Price, if any, of a Note shall be payable to the Person in whose name that Note is registered on the Maturity Date or Redemption Date, as the case may be, provided that principal of, the Redemption Price, if any, of and interest on the Notes represented by one or more Global Notes (as hereinafter defined) registered in the name of or held by DTC or its nominee will be payable in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such Global Notes. The principal of any certificated Notes will be payable at the Place of Payment; provided, however, that payment of interest may be made at the option of the Company through the Paying Agent by check mailed to the Person entitled thereto at such address as shall appear in the Security Register or by wire transfer to an account appropriately designated by the Person entitled to payment; provided that the Paying Agent shall have received written notice of such account designation at least five Business Days prior to the date of such payment (subject to surrender of the relevant Note in the case of a payment of interest on the Maturity Date).

The Notes shall have such other terms as are set forth in the form thereof attached hereto as Exhibit A.

The Security Registrar, Authenticating Agent and Paying Agent for the Notes shall initially be the Trustee.

The Notes will be issuable and may be transferred only in minimum denominations of $1,000 or an integral multiple of $1,000 in excess thereof. The amounts payable with respect to the Notes shall be payable in U.S. Dollars.

Section 2.04 Global Note. The Notes shall be issued initially in the form of one or more fully registered global notes (each such global note, a “Global Note”) registered in the name of DTC or its nominee and deposited with the Trustee, as custodian for DTC. Unless and until a Global Note is exchanged for Notes in certificated form, such Global Note may be transferred, in whole but not in part, and any payments on the Notes shall be made, only to DTC or a nominee of DTC, or to a successor Depositary selected or approved by the Company or to a nominee of such successor Depositary as provided in the Indenture.

Section 2.05 Interest.

(a) Interest payable on any Interest Payment Date, the Maturity Date or the Redemption Date, if any, with respect to the Notes shall be the amount of interest accrued from, and including, the immediately preceding Interest Payment Date in respect of which interest has been paid or duly provided for (or from and including the initial original issue date of Notes of the 2030 Series, if no interest has previously been paid or duly provided for with respect to any of the Notes of the 2030 Series) to, but excluding, such Interest Payment Date, Maturity Date or the Redemption Date, if any, as the case may be (each, an “Interest Period”).

(b) From and including the initial original issue date of the Notes of the 2030 Series to but excluding April 15, 2025 the fixed rate at which the Notes shall bear interest shall be 6.00% per annum, computed on the basis of a 360-day year consisting of twelve 30-day months, and payable semi-annually in arrears; from and including April 15, 2025 to but excluding the Maturity Date, the rate at which the Notes shall bear interest shall be a floating rate equal to LIBOR determined on the determination date of the applicable Interest Period plus a spread of 3.944%, computed on the basis of a 360-day year and the actual number of days elapsed, and payable quarterly in arrears (the “Floating Rate Period”). The date from which interest shall accrue on the Notes shall be April 15, 2015 or the most recent Interest Payment Date to which interest has been paid or duly provided for; the Interest Payment Dates for the Notes shall be April 15 and October 15 of each year through April 15, 2025, and thereafter January 15, April 15, July 15 and October 15 of each year through the Maturity Date or earlier Redemption Date (each such payment date, an “Interest Payment Date”). In the event that any scheduled Interest Payment Date for the Notes falls on a day that is not a Business Day, then payment of interest payable on such Interest Payment Date will be postponed to the next succeeding day which is a Business Day (and no interest on such payment will accrue for the period from and after such scheduled Interest Payment Date) except that, in the case of any Floating Rate Period, if such business day is in the next succeeding calendar month, interest will be payable on the immediately preceding business day, and no interest will accrue or fail to accrue as a result of that postponement or earlier payment.

(c) In the event that the Maturity Date for any Note falls on a day that is not a Business Day, then the related payments of principal of, and interest on, the Notes may be made on the next succeeding day that is a Business Day (and no additional interest will accrue on the amount payable for the period from and after the Maturity Date). Interest due on the Maturity Date (whether or not an Interest Payment Date) of any Notes will be paid to the Person to whom principal of such Notes is payable.

Section 2.06 Subordination.

(a) The Company, for itself, its successors and assigns, covenants and agrees, and each Holder of Notes by the Holder’s acceptance thereof, likewise covenants and agrees, that the payment of the principal of and interest on each and all of the Notes is and will be expressly subordinated in right of payment to the prior payment in full of all Senior Debt, subject to clause (j) of this Section 2.06, to the extent and in the manner described in this Section 2.06 and Section 14.01 of the Base Indenture. The Company shall give prompt written notice to the Trustee upon the incurrence of any Senior Debt as well as the representative for such Senior Debt (each identified representative, an “Identified Representative”).

(b) Upon any distribution of assets of the Company upon any termination, winding up, liquidation or reorganization of the Company, whether in bankruptcy, insolvency, reorganization or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Company or otherwise (subject to the power of a court of competent jurisdiction to make other equitable provision reflecting the rights conferred upon the Senior Debt and the holders thereof with respect to the Notes and the Holders thereof by a lawful plan of reorganization under applicable bankruptcy law):

(i) the holders of all Senior Debt shall first be entitled to receive payment in full in accordance with the terms of such Senior Debt of the principal thereof, premium, if any, and the interest due thereon (including interest accruing subsequent to the commencement of any proceeding for the bankruptcy or reorganization of the Company under any applicable bankruptcy, insolvency or similar law now or hereafter in effect) before the Holders of the Notes are entitled to receive any payment upon the principal of or interest on indebtedness evidenced by the Notes;

(ii) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Notes would be entitled except for the provisions of Section 14.01 of the Base Indenture and this Section 2.06, including any such payment or distribution that may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Notes, shall be paid by the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Debt or their representative or representatives (including any Identified Representatives) or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Debt may have been issued, in accordance with the priorities then existing among holders of Senior Debt for payment of the aggregate amounts remaining unpaid on account of the principal, premium, if any, and interest (including interest accruing subsequent to the commencement of any proceeding for the bankruptcy or reorganization of the Company under any applicable bankruptcy, insolvency or similar law now or hereafter in effect) on the Senior Debt held or represented by each, to the extent necessary to make payment in full of all Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Debt; it being understood that if the Holders of the Notes shall fail to file a proper claim in the form required by any proceeding referred to in this subparagraph (ii) prior to 30 days before the expiration of the time to file such claim or claims, then the holders of Senior Debt are hereby authorized to file an appropriate claim or claims for and on behalf of the Holders of the Notes, in the form required in any such proceeding; and

(iii) in the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, including any such payment or distribution that may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinate to the payment of the Notes shall be received by the Trustee or Holders of the Notes before all Senior Debt is paid in full, such payment or distribution shall be paid over as described in the following paragraph until all such Senior Debt shall have been paid in full.

Subject to the payment in full of all Senior Debt, the Holders of the Notes shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Debt until the principal of and interest on the Notes shall be paid in full and no such payments or distributions to holders of such Senior Debt to which the Holders of the Notes would be entitled except for the provisions hereof of cash, property or securities otherwise distributable to the holders of Senior Debt shall, as between the Company, its creditors, other than the holders of Senior Debt, and the Holders of the Notes, be deemed to be a payment by the Company to or on account of the Senior Debt. It is understood that the provisions of this Section 2.06 are intended solely for the purpose of defining the relative rights of the Holders of the Notes, on the one hand, and the holders of Senior Debt, on the other hand, and, in the case of clause (j) of this Section 2.06, the holders of Existing Company Subordinated Indebtedness. Nothing contained in this Section 2.06 or elsewhere in the Base Indenture, this First Supplemental Indenture or any supplemental indenture issued pursuant to Section 3.01 or Article Nine of the Base Indenture or in the Notes is intended to or shall impair, as between the Company, its creditors, other than the holders of Senior Debt, and the Holders of the Notes, the obligation of the Company, which is unconditional and absolute, to pay to the Holders of the Notes the principal of and interest on the Notes as and when the same shall become due and payable in accordance with their terms or to affect the relative rights of the Holders of the Notes and creditors of the Company, other than the holders of the Senior Debt, nor, except as otherwise expressly provided in the Base Indenture, this First Supplemental Indenture and the Notes with respect to the limitation on the rights of the Trustee and the Holders of Notes, to accelerate the maturity of the Notes and pursue remedies upon such an acceleration, shall anything herein or in the Notes prevent the Trustee or the Holder of any Notes from exercising all remedies otherwise permitted by applicable law upon any Event of Default under the Indenture occurring, subject to the rights, if any, under this Section 2.06 of the holders of Senior Debt, in respect of cash, property or securities of the Company received upon the exercise of any such remedy. Upon any payment or distribution of assets of the Company referred to in this Section 2.06(b), the Trustee and the Holders of the Notes shall be entitled to rely upon any order or decree of a court of competent jurisdiction in which such termination, winding up, liquidation or reorganization proceeding is pending or upon a certificate of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders of the Notes (such party, a “Liquidating Agent”) for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other indebtedness of the Company, the amount hereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 2.06. In the absence of any such certificate from a Liquidating Agent, the Trustee shall rely upon a written notice from an Identified Representative as to the distributions to be made with respect to the Senior Debt. If a Person that is not an Identified Representative or a party identified by the Liquidating Agent claims to be a holder of Senior Debt (or a trustee or representative on behalf of such holder) (such Person, a “Claiming Representative”) the Trustee may defer any payments to all parties, including any Identified Representative and Claiming Representatives, pending judicial determination as to the right of the Persons to receive such payment.

With respect to the holders of Senior Debt (including any agent thereof, any Identified Representative or any Claiming Representative), the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Section 2.06, and no implied covenants or obligations with respect to the holders of Senior Debt (including any agent thereof, any Identified Representative or any Claiming Representative)shall be read into this Section 2.06 against the Trustee. The Trustee, however, shall not be deemed to owe any fiduciary duty to the holders of Senior Debt (including any agent thereof, any Identified Representative or any Claiming Representative)by reason of the execution of the Base Indenture, this First Supplemental Indenture, or any other supplemental indenture entered into pursuant to Section 3.01 or Article Nine of the Base Indenture, and shall not be liable to any such holders if it shall pay over or distribute to or on behalf of Holders of the Notes or the Company moneys or assets to which any holders of Senior Debt shall be entitled by virtue of this Section 2.06.

(c) In the event and during the continuation of any default in the payment of principal of, or premium, if any, or interest on, any Senior Debt, beyond any applicable period of grace, or if any event of default with respect to any Senior Debt shall have occurred and be continuing, or would occur as a result of the payment referred to hereinafter, permitting the holders of such Senior Debt (or a trustee on behalf of the holders thereof) to accelerate the maturity thereof, then, unless and until such default or event of default shall have been cured or waived or shall have ceased to exist, no payment or principal of or interest on the Notes, or in respect of any retirement, purchase or other acquisition of any of the Notes, shall be made by the Company. The Trustee shall have no independent responsibility to determine whether such events exist that would prohibit a payment on the Notes and may rely solely on the Company (or upon written notice from any Identified Representative) with respect to any such determinations.

(d) Nothing contained in the Base Indenture, this First Supplemental Indenture, any other supplemental indenture entered into pursuant to Section 3.01 or Article Nine of the Base Indenture, or in any of the Notes shall: (i) impair, as between the Company and Holders of the Notes, the obligations of the Company, to make, or prevent the Company from making, at any time except as provided in clauses (b), (c), or (j) of this Section 2.06, payments of principal of, or interest (including interest accruing subsequent to the commencement of any proceeding for the bankruptcy or reorganization of the Company under any applicable bankruptcy, insolvency, or similar law now or hereafter in effect) on, the Notes, as and when the same shall become due and payable in accordance with the terms of the Notes; (ii) affect the relative rights of the Holders of the Notes and creditors of the Company other than the holders of the Senior Debt; (iii) except as otherwise expressly provided in the Base Indenture, this First Supplemental Indenture and the Notes with respect to the limitation on the rights of the Trustee and the Holders of Notes, to accelerate the maturity of the Notes and pursue remedies upon such an acceleration, prevent the Holder of any Notes or the Trustee from exercising all remedies otherwise permitted by applicable law upon default thereunder, subject to the rights, if any, under this Section 2.06 of the holders of Senior Debt in respect of cash, property or securities of the Company received upon the exercise of such remedy; or (iv) prevent the application by the Trustee or any Paying Agent of any moneys deposited with it hereunder to the payment of or on account of the principal of, or interest on, the Notes or prevent the receipt by the Trustee or any Paying Agent of such moneys, if, prior to the third Business Day prior to such deposit, the Trustee or such Paying Agent did not have written notice from the Company or any Identified Representative of any event prohibiting the making of such deposit by the Company.

(e) Each Holder by his acceptance of any Notes authorizes and expressly directs the Trustee on such Holder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in the Indenture, and appoints the Trustee such Holder’s attorney-in- fact for such purposes, including, in the event of any termination, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors by the Company, a marshalling of the assets and liabilities of the Company or otherwise) tending toward the liquidation of the property and assets of the Company, the filing of a claim for the unpaid balance of the Notes in the form required in those proceedings.

The Company shall give prompt written notice to the Trustee of any fact known to the Company that would prohibit the Company from making any payment to or by the Trustee in respect of the Notes pursuant to the provisions of this Section 2.06 or Article Fourteen of the Base Indenture. The Trustee shall not be charged with the knowledge of the existence of any default or event of default with respect to any Senior Debt or of any other facts that would prohibit the making of any payment to or by the Trustee unless and until a Responsible Officer of the Trustee shall have received notice in writing at its Corporate Trust Office to that effect signed by an Officer of the Company, or by an Identified Representative, the Trustee shall be entitled to assume that no such facts exist; provided that, if the Trustee shall not have received the written notice provided for in this Section 2.06 at least three Business Days prior to the date upon which, by the terms of the Indenture, any monies shall become payable for any purpose (including, without limitation, the payment of the principal of or interest on any Note), then, notwithstanding anything herein to the contrary, the Trustee shall have full power and authority to receive any monies from the Company and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary that may be received by it on or after such prior date except for an acceleration of the Notes prior to such application. The foregoing shall not apply if the Paying Agent is the Company. The Trustee shall be entitled to rely without further investigation on the delivery to it of a written notice by an Identified Representative to establish that such notice has been given by a holder of such Senior Debt or a trustee or agent on behalf of any such holder.

In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Claiming Representative as a holder of Senior Debt to participate in any payment or distribution pursuant to this Section 2.06 or Article Fourteen of the Base Indenture, the Trustee may request such Claiming Representative to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Section 2.06 or Article Fourteen of the Base Indenture and, if such evidence is not furnished to the Trustee, the Trustee may defer any payment to such Person pending such evidence being furnished to the Trustee or a judicial determination that such Claiming Representative has the right to receive such payment.

(f) Notwithstanding the provisions of this Section 2.06 or any other provisions of the Base Indenture, this First Supplemental Indenture or any other supplemental indenture issued pursuant to Section 3.01 or Article Nine of the Base Indenture, neither the Trustee nor any Paying Agent shall be charged with knowledge of the existence of any Senior Debt or of any event that would prohibit the making of any payment or moneys to or by the Trustee or such Paying Agent, unless and until a Responsible Officer of the Trustee or such Paying Agent shall have received written notice thereof from the Company or from the holder of any Senior Debt or from the representative of any such holder.

(g) The Trustee shall be entitled to all of the rights set forth in this Section 2.06 in respect of any Senior Debt at any time held by it in its individual capacity to the same extent as any other holder of such Senior Debt, and nothing in the Base Indenture, this First Supplemental Indenture or any other supplemental indenture issued pursuant to Section 3.01 or Article Nine of the Base Indenture shall be construed to deprive the Trustee of any of its rights as such holder.

(h) The failure to make a payment pursuant to the Notes by reason of any provision in this Section 2.06 shall not be construed as preventing the occurrence of a Default or any Event of Default.

(i) Nothing contained in this Section 2.06 shall apply to the claims of, or payments to, the Trustee under or pursuant to Section 6.07 of the Base Indenture. Similarly, the Trustee shall be entitled to exercise its charging lien granted pursuant to Section 6.07 of the Base Indenture on any funds received before application of the subordination provisions of this Section 2.06.

(j) Subject to the provisions of this clause (j) of Section 2.06 and to any provisions established or determined with respect to Securities of any Series pursuant to Section 3.01 of the Base Indenture, the Notes shall rank pari passu in right of payment with the Existing Company Subordinated Indebtedness. Upon the occurrence of any of the events specified in clause (b) of this Section 2.06, the provisions of that clause and the corresponding provisions of each indenture or other instrument or document establishing or governing the terms of any Existing Company Subordinated Indebtedness shall be given effect on a pro rata basis to determine the amount of cash, property or securities that may be payable or deliverable as between the holders of Senior Debt, on the one hand, and the Holders of the Notes and holders of Existing Company Subordinated Indebtedness, on the other hand.

(k) The subordination provisions in this Section 2.06 or Article Fourteen of the Base Indenture do not apply to amounts due to the Trustee pursuant to other sections of the Indenture, including Section 6.07 of the Base Indenture.

Section 2.07 Events of Default; Acceleration. All of the Events of Default set forth in clauses (1), (2), (4) and (5) of Section 5.01 of the Base Indenture will apply with respect to the Notes and clause (3) of Section 5.01 of the Base Indenture shall not apply with respect to the Notes. Notwithstanding the foregoing, because the Company will treat the Notes as Tier 2 capital (or its then equivalent if the Company were subject to such capital requirement) for purposes of capital adequacy guidelines of the Federal Reserve Board as then in effect and applicable to the Company, upon the occurrence of an Event of Default other than an Event of Default set forth in clause (4) or (5) of Section 5.01 of the Base Indenture, neither the Trustee nor the Holders of the Notes may accelerate the Maturity of the Notes and make the principal of, and any accrued and unpaid interest on, the Notes, immediately due and payable. If an Event of Default specified in clause (4) or (5) of Section 5.01 of the Base Indenture occurs, then the principal amount of all of the outstanding Notes, including any accrued and unpaid interest on the Notes and premium, if any, shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or the Holders of the Notes.

Section 2.08 No Sinking Fund. The Notes are not entitled to the benefit of any sinking fund.

Section 2.09 No Conversion or Exchange Rights. The Notes shall not be convertible into or exchangeable for any equity securities, other securities or other assets of the Company or any Subsidiary.

Section 2.10 No Defeasance or Covenant Defeasance. Sections 13.02 and 13.03 of the Base Indenture shall not be applicable to the Notes.

ARTICLE 3
REDEMPTION OF THE NOTES

Section 3.01 Redemption. The Company may, at its option, by notice to the Holders of Notes and the Trustee, redeem the Notes, in whole or in part, on any Interest Payment Date on or after April 15, 2025. The Company may also, at its option, redeem the Notes before the Maturity Date in whole, at any time, upon the occurrence of a Tier 2 Capital Event or a Tax Event or if the Company is required to register as an investment company pursuant to the Investment Company Act of 1940 (15 U.S.C. 80a-1 et seq.). Any such redemption will be at a Redemption Price equal to the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the Redemption Date fixed by the Company, provided that, for avoidance of doubt, the payment of such accrued and unpaid interest paid as a part of the Redemption Price shall satisfy in full the obligation of the Company to pay accrued and unpaid interest on the Notes redeemed from and including the most recent Interest Payment Date on which all accrued and unpaid interest on the Notes was paid or provided for through, but excluding, the Redemption Date. No such redemption of the Notes by the Company prior to the Maturity Date shall be made without the prior approval of the Federal Reserve Board if such prior approval is or will be required at the scheduled Redemption Date in order for the Notes to qualify as Tier 2 capital of the Company under the rules and guidelines of the Federal Reserve Board. The provisions of Article Eleven of the Base Indenture shall apply to any redemption of the Notes pursuant to this Article 3.

ARTICLE 4
FORM OF NOTES

Section 4.01 Form of Notes. The Notes and the Trustee’s Certificate of Authentication thereon are to be substantially in the form attached as Exhibit A hereto, with such changes therein as the officers of the Company executing the Notes (by manual or facsimile signature) may approve, such approval to be conclusively evidenced by their execution thereof.

ARTICLE 5
ISSUE OF NOTES

Section 5.01 Original Issue of Notes. Notes having an aggregate principal amount of $40,000,000 may from time to time, upon execution of this First Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Notes in accordance with a Company Order pursuant to Section 3.03 of the Base Indenture without any further action by the Company (other than as required by the Base Indenture).

Section 5.02 Additional Issues of Notes. The Company may from time to time, without notice to or the consent of the Holders of the Notes, issue additional Notes, which Notes will rank pari passu with the Notes and be identical in all respects as the Notes previously issued except for their issuance date, the offering price, the payment of interest accruing prior to the issue date of such additional Notes and the first payment of interest following the issue date of such additional Notes in order that such additional Notes may be consolidated and form a single Series with the Notes outstanding immediately prior to the issuance of such additional Notes and have the same terms as to status, redemption or otherwise as the Notes; provided, that if any additional Notes are not fungible with the initial Notes for U.S. income tax purposes, such additional Notes will have a separate CUSIP number.

ARTICLE 6
IMMUNITY OF STOCKHOLDERS, EMPLOYEES, AGENTS, OFFICERS AND DIRECTORS

Section 6.01 Indenture and Notes Solely Corporate Obligations. No recourse for the payment of the principal of or interest on any Note, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, shareholder, officer, director, employee or agent, as such, past, present or future, of the Company or of any successor Person to the Company, it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this First Supplemental Indenture and the issue of the Notes.

ARTICLE 7
MISCELLANEOUS

Section 7.01 Ratification of Base Indenture. The Base Indenture, as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided.

Section 7.02 Trustee Not Responsible for Recitals. The recitals contained herein and in the Notes, except the Trustee’s certificates of authentication, shall be taken as statements of the Company and not those of the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of the Notes or of the proceeds thereof.

Section 7.03 New York Law To Govern. THIS FIRST SUPPLEMENTAL INDENTURE AND EACH NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 7.04 Separability. In case any provision in this First Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired by such invalid, illegal or unenforceable provision.

Section 7.05 Counterparts. This First Supplemental Indenture may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this First Supplemental Indenture and of signature pages by facsimile or electronic format (i.e., “.pdf” or “.tif”) transmission shall constitute effective execution and delivery of this First Supplemental Indenture as to the parties hereto and may be used in lieu of the original First Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or electronic format (i.e., “.pdf” or “.tif”) shall be deemed to be their original signatures for all purposes.

Section 7.06 Benefits of First Supplemental Indenture. Nothing in this First Supplemental Indenture or in the Notes, express or implied, shall give to any Person, other than the parties to this First Supplemental Indenture and their successors under this First Supplemental Indenture and the Persons in whose names the Notes are registered on the Security Register from time to time, any benefit or any legal or equitable right, remedy or claim under this First Supplemental Indenture.

Section 7.07 Conflict with Base Indenture. If any provision of this First Supplemental Indenture relating to the Notes is inconsistent with any provision of the Base Indenture, such provision of this First Supplemental Indenture shall control.

Section 7.08 Provisions of Trust Indenture Act Controlling. This First Supplemental Indenture is subject to the provisions of the Trust Indenture Act that are required to be part of the Indenture and shall, to the extent applicable, be governed by such provisions. If any provision of this First Supplemental Indenture limits, qualifies, or conflicts with a provision of the Trust Indenture Act that is required under the Trust Indenture Act to be a part of and govern this First Supplemental Indenture, the provision of the Trust Indenture Act shall control.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK.]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first written above.

FINANCIAL INSTITUTIONS, INC.

By:	/s/ Martin K. Birmingham

Name:	Martin K. Birmingham
Title:	President and Chief Executive Officer

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ W.T. Morris, II

Name:	W. Thomas Morris, II
Title:	Vice President

[Signature Page to First Supplemental Indenture]

EXHIBIT A
[Note: The following legend is to be placed at the beginning of any Global Note representing Notes.]
GLOBAL NOTE

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE REFERRED TO IN THIS SECURITY AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR ITS NOMINEE. THIS SECURITY MAY NOT BE TRANSFERRED TO, OR REGISTERED OR EXCHANGED FOR SECURITIES REGISTERED IN THE NAME OF, ANY PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE OR A SUCCESSOR OF SUCH DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR AND NO SUCH TRANSFER MAY BE REGISTERED, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY SECURITY AUTHENTICATED AND DELIVERED UPON REGISTRATION OF TRANSFER OF, OR IN EXCHANGE FOR OR IN LIEU OF, THIS SECURITY SHALL BE A GLOBAL SECURITY SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY AND THE OBLIGATIONS OF THE COMPANY (AS DEFINED HEREIN) AS EVIDENCED HEREBY (1) ARE NOT DEPOSITS WITH OR HELD BY THE COMPANY AND ARE NOT INSURED OR GUARANTEED BY ANY FEDERAL AGENCY OR INSTRUMENTALITY, INCLUDING, WITHOUT LIMITATION, THE FEDERAL DEPOSIT INSURANCE CORPORATION AND (2) ARE SUBORDINATE IN THE RIGHT OF PAYMENT TO THE SENIOR DEBT (AS DEFINED IN THE SUBORDINATED DEBT INDENTURE IDENTIFIED HEREIN).

FINANCIAL INSTITUTIONS, INC.
6.00% Fixed to Floating Rate Subordinated Notes due April 15, 2030

No.	CUSIP:	317585 AA5
	ISIN:	US317585AA58
$40,000,000

Financial Institutions, Inc., a New York corporation (hereinafter called the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to , or registered assigns, the principal sum of

$40,000,000 (or such other amount as set forth in the Schedule of Increases or Decreases in Note attached hereto) on April 15, 2030, (such date is hereinafter referred to as the “Scheduled Maturity Date”), and to pay interest thereon from April 15, 2015 (the “Issue Date”) or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on April 15 and October 15 of each year through April 15, 2025, and thereafter quarterly in arrears on January 15, April 15, July 15 and October 15 of each year through the Maturity Date or earlier Redemption Date (each, an “Interest Payment Date”), commencing October 15, 2015, at the fixed rate of 6.00% per annum, computed on the basis of a 360-day year consisting of twelve 30-day months, from the Issue Date to but excluding April 15, 2025, and at a floating rate equal to LIBOR determined on the determination date of the applicable Interest Period plus a spread of 3.944%, computed on the basis of a 360-day year and the actual number of days elapsed, from and including April 15, 2025 to but excluding the Maturity Date, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest.

Payment of the principal of and interest on this Note will be made at the office or agency of the Company maintained for that purpose, which shall initially be the Corporate Trust Office of the Trustee, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company through the Paying Agent by check mailed to the Person entitled thereto at such address as shall appear in the Security Register or by wire transfer to an account appropriately designated by the Person entitled to payment; provided, that the Paying Agent shall have received written notice of such account designation at least five Business Days prior to the date of such payment (subject to surrender of the relevant Note in the case of a payment of interest on the Maturity Date).

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:
FINANCIAL INSTITUTIONS, INC.
By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the Series designated therein referred to in the within-mentioned Indenture.

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee
By:
Authorized Signatory
Dated:

REVERSE OF NOTE
FINANCIAL INSTITUTIONS, INC.
6.00% Fixed to Floating Rate Subordinated Notes due April 15, 2030

This Note is one of a duly authorized issue of Securities of the Company of a Series designated as the “6.00% Fixed to Floating Rate Subordinated Notes due April 15, 2030” (herein called the “Notes”) initially issued in an aggregate principal amount of $40,000,000 on April 15, 2015. Such Series of Securities has been established pursuant to, and is one of an indefinite number of Series of subordinated debt securities of the Company issued or issuable under and pursuant to, the Subordinated Debt Indenture (the “Base Indenture”), dated as of April 15, 2015, between the Company and Wilmington Trust, National Association, as Trustee (herein called the “Trustee,” which term includes any successor trustee), as supplemented and amended by the First Supplemental Indenture between the Company and the Trustee, dated as of April 15, 2015, thereto (the “First Supplemental Indenture” and the Base Indenture as supplemented and amended by the First Supplemental Indenture the “Indenture”), to which Indenture and any other indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Persons in whose names Notes are registered on the Security Register from time to time and of the terms upon which the Notes are, and are to be, authenticated and delivered. The terms, conditions and provisions of the Notes are those stated in the Indenture, those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, and those set forth in this Note. To the extent that the terms, conditions and provisions of this Note modify, supplement or are inconsistent with those of the Indenture, then the terms, conditions and other provisions of the Indenture shall govern to the extent such terms, conditions and other provisions of the Indenture are not inconsistent with the terms, conditions and provisions made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended.

All capitalized terms used in this Note and not defined herein that are defined in the Base Indenture or the First Supplemental Indenture shall have the meanings assigned to them in the Base Indenture or the First Supplemental Indenture. If any capitalized term used in this Note and defined herein is also defined in the Base Indenture or the First Supplemental Indenture, in the event of any conflict in the meanings ascribed to such capitalized term, the definition of the capitalized term in this Note shall control.

The indebtedness of the Company evidenced by the Notes, including the principal thereof and interest thereon, is, to the extent and in the manner set forth in the First Supplemental Indenture, subordinate and junior in right of payment to obligations of the Company constituting the Senior Debt (as defined in the Indenture) on the terms and subject to the terms and conditions as provided and set forth in Section 2.06 of the First Supplemental Indenture and shall rank pari passu in right of payment with all other Notes and with all other unsecured subordinated indebtedness of the Company issued under the Indenture and not by its terms subordinate and junior in right of payment to the promissory notes, bonds, debentures or other evidences of indebtedness of types that include the Notes. Each Holder of this Security, by the acceptance hereof, agrees to and shall be bound by such provisions of the Indenture and pursuant to Section 2.06 of the First Supplemental Indenture authorizes and directs the Trustee on his behalf to take such actions as may be necessary or appropriate to effectuate the subordination so provided.

The Notes are intended to be treated as Tier 2 capital (or its then equivalent if the Company were subject to such capital requirement) for purposes of capital adequacy guidelines of the Board of Governors of the Federal Reserve System (or any successor regulatory authority with jurisdiction over bank holding companies) (the “Federal Reserve Board”) as then in effect and applicable to the Company. If an Event of Default with respect to Notes shall occur and be continuing, the principal and interest owed on the Notes shall only become due and payable in accordance with the terms and conditions set forth in Section 2.07 of the First Supplemental Indenture. Accordingly, the holder of this Note has no right to accelerate the maturity of this Note in the event the Company fails to pay interest on any of the Notes, fails to perform any other obligations under the Notes or in the Indenture that are applicable to the Notes.

The Company may, at its option, by notice to the Holders of Notes and the Trustee, redeem the Notes, in whole or in part, on any Interest Payment Date on or after April 15, 2025. The Company may also redeem the Notes before the Scheduled Maturity Date upon the occurrence of a Tier 2 Capital Event or a Tax Event or if the Company is required to register as an investment company pursuant to the Investment Company Act of 1940 (15 U.S.C. 80a-1 et seq.). Any such redemption will be at a Redemption Price equal to the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the Redemption Date fixed by the Company. No such redemption of the Notes by the Company prior to the Scheduled Maturity Date shall be made without the prior approval of the Federal Reserve Board if such prior approval is or will be required at the scheduled Redemption Date in order for the Notes to qualify as Tier 2 Capital of the Company under the rules and guidelines of the Board of Governors of the Federal Reserve System.

The Notes of this Series are not entitled to the benefit of any sinking fund. The Notes are not convertible into or exchangeable for any of the equity securities, other securities or assets of the Company or any Subsidiary.

The Base Indenture provisions relating to defeasance and covenant defeasance in Sections 12.02 and 12.03 of the Base Indenture shall not be applicable to the Notes.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Notes of each Series (each Series voting as a class) (including any consents obtained in connection with a tender offer) affected thereby and at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes of a Series at the time Outstanding, on behalf of the Holders of all Notes of such Series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this Series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes of this Series are issuable only in registered form without coupons in minimum denominations of $1,000 and any integral multiple of $1,000 in excess thereof.

The Company and the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest (if any) on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

[Note: The provisions below that appear in brackets will be inserted into any Global Note representing Notes.] [This Security is a global note, represented by one or more permanent global certificates registered in the name of the nominee of The Depository Trust Company (each a “Global Note” and collectively, the “Global Notes”). Accordingly, unless and until it is exchanged for individual certificates evidencing the Notes represented hereby, this Security may not be transferred except as a whole by The Depository Trust Company (the “Depositary”) to a nominee of such Depositary or by a nominee of such Depositary or by the Depositary or any nominee to a successor Depositary or any nominee of such successor. Ownership of beneficial interests in this Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depositary or its nominee (with respect to interest of persons that have accounts with the Depositary (“Participants”) and the records of Participants (with respect to interests of persons other than Participants)). Beneficial interests in Notes owned by persons that hold through Participants will be evidenced only by, and transfers of such beneficial interests with such Participants will be effected only through, records maintained by such Participants. Except as provided below, owners of beneficial interests in this Security will not be entitled to have any individual certificates and will not be considered the owners or Holders thereof under the Indenture.

Except in the limited circumstances set forth in Section 3.05 of the Base Indenture, Participants and owners of beneficial interests in the Global Notes will not be entitled to receive Securities in definitive form and will not be considered Holders of Notes. Neither the Company nor the principal Paying Agent will be liable for any delay by the Depositary, its nominee or any direct or indirect participant in identifying the beneficial owners of the related Notes. The Company and the principal payment agent may conclusively rely on, and will be protected in relying on, instructions from the Depositary or its nominee for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the Notes to be issued.

Except as provided in Section 3.05 of the Base Indenture, beneficial owners of Global Notes will not be entitled to receive physical delivery of Notes in definitive form and no Global Note will be exchangeable except for another Global Note of like denomination and tenor to be registered in the name of the Depositary or its nominee. Accordingly, each person owning a beneficial interest in a Global Note must rely on the procedures of the Depositary and, if such person is not a Participant, on the procedures of the Participant through which such person owns its interest, to exercise any rights of a Holder under the Notes.

The laws of some jurisdictions may require that purchasers of securities take physical delivery of those securities in definitive form. Accordingly, the ability to transfer interests in the Notes represented by a Global Note to those persons may be limited. In addition, because the Depositary can act only on behalf of its Participants, who in turn act on behalf of persons who hold interests through Participants, the ability of a person having an interest in Notes represented by a Global Note to pledge or transfer such interest to persons or entities that do not participate in the Depositary’s system, or otherwise to take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest. None of the Company, the Trustee, the Paying Agent and the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of Notes by the Depositary, or for maintaining, supervising or reviewing any records of the Depositary relating to the Notes.]

Wilmington Trust, National Association will act as the Company’s principal Paying Agent with respect to the Notes through its Corporate Trust Office presently located at 1100 North Market Street, Wilmington, Delaware 19890. The Company may at any time rescind the designation of a Paying Agent, appoint a successor Paying Agent, or approve a change in the office through which any Paying Agent acts.

Notices to the Holders of registered Notes will be given to such Holders at their respective addresses in the Security Register will be deemed to have been given on the fourth weekday (being a day other than Saturday or Sunday) after the date of mailing, or in the case of Global Notes, electronic delivery in accordance with DTC’s applicable procedures. The Indenture contains provisions setting forth certain conditions to the institution of proceedings by the Holders of Notes with respect to the Indenture or for any remedy under the Indenture.

THIS NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE.

ASSIGNMENT FORM

To assign the within Security, fill in the form below:

I or we assign and transfer the within Security to:

(Insert assignee’s legal name)
(Insert assignee’s social security or tax I.D. no.)
(Print or type assignees name, address and zip code)

and irrevocably appoint as agent to transfer this Security on the books of Financial Institutions, Inc. The agent may substitute another to act for it.

Your Signature:
(Sign exactly as your name appears on the other side of this Security)
Your Name:
Date:
Signature Guarantee*

*NOTICE: The Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs: (i) The Securities Transfer Agent Medallion Program (“STAMP”); (ii) The New York Stock Exchange Medallion Program (“MNSP”); (iii) The Stock Exchange Medallion Program (“SEMP”); or (iv) such other guarantee program acceptable to the Trustee.

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF INCREASES OR DECREASES IN NOTE

The initial principal amount of this Note is $     . The following increases or decreases in the principal amount of this Note have been made:

			Principal amount of	Signature of
	Amount of decrease	Amount of decrease	this Note following	authorized
	in principal amount	in principal amount	such decrease or	signatory of
Date	of this Note	of this Note	increase	Trustee